Exhibit 99.1

HMS HOLDINGS CORP. REPORTS FIRST QUARTER 2015 RESULTS

•                  GAAP EPS of $0.04 per Diluted share and Adjusted EPS of $0.11 Per Diluted Share

•                  Revenue, Excluding Medicare RAC, Increased 15% Year-over-Year

•                  Commercial Revenue Increased 17% Year-over-Year

•                  State Government Revenue Increased 15% Year-over-Year

IRVING, TX, May 8, 2015 — HMS Holdings Corp. (NASDAQ: HMSY) today announced financial results for the first quarter of 2015. Net income for the quarter ended March 31, 2015 was $3.5 million or $0.04 per diluted share, compared to a net loss of $2.4 million or ($0.03) per diluted share in the prior quarter and net income of $3.4 million or $0.04 per diluted share in the prior year first quarter. Adjusted EPS was $0.11 per diluted share in the first quarter, compared to $0.03 per diluted share in the prior quarter, though unusual items totaling $0.07 per diluted share negatively impacted prior quarter adjusted EPS. Adjusted EPS in the first quarter of 2014 was $0.11 per diluted share. Total revenue was $110.3 million compared to $112.2 million in the fourth quarter of 2014 and $104.7 million in the first quarter of last year.

“2015 is off to a strong start, with year over year non-Medicare RAC revenue up 15% and our core coordination of benefits business up 25%,” said Bill Lucia, President and CEO. “State government revenue in the first quarter exceeded our expectations. We saw a big influx of Medicaid lives, as the tail of 2014 Affordable Care Act driven Medicaid growth continued to impact our state eligibility files.”

“Our effort to re-secure a dozen state Medicaid contracts up for renewal in 2015 is well underway,” commented Lucia.  “Massachusetts has extended our third party liability (TPL) contract for 21 months, rather than issuing an RFP this year, and we were awarded the Wisconsin casualty business in April. We have also responded to Florida’s “Invitation to Negotiate” and submitted RFP responses recently in New Jersey, New York, New Mexico and Oklahoma,” Lucia added.

Total revenue of $108.0 million, excluding Medicare RAC, was 14.8% higher than the prior year first quarter. Commercial revenue in the quarter was $43.2 million, a 17.1% increase compared to $36.9 million in the prior year first quarter; state government revenue was $59.8 million, a 15.0% increase compared to $52.0 million in the prior year first quarter; and non-Medicare RAC federal and other revenue was $5.0 million, a 3.8% decrease compared to $5.2 million in the prior year first quarter.

Coordination of benefits (“COB”) products accounted for 76% of total revenue in the first quarter. Total COB revenue in the quarter from both commercial and government customers was $83.3 million, a $16.5 million or 24.7% increase compared to the prior year first quarter. Payment integrity product revenue from both commercial and government customers, excluding Medicare RAC, was $24.7 million, a $2.6 million or 9.5% decline from the prior year first quarter.

“Commercial program integrity revenue previously deferred by implementation delays continued to come on line at a slower pace than planned in the first quarter. We have a focused effort underway to reduce the length of new client implementations, which we expect will have a noticeable impact this year,” said Jeff Sherman, CFO. “Our new sales team really hit the ground running in the first quarter, with 1.2 million lives added to our commercial customer base of over 80 million and additional products sold to current commercial customers covering approximately 3.9 million lives. Though revenue from those new sales will not be evident until the end of this year, it gives us added confidence that full year commercial revenue will increase by 20% in 2015.”

Webcast and Conference Call Information

HMS will report its first quarter 2015 financial and operating results at 7:30 AM CT / 8:30 AM ET on Friday, May 8, 2015. The webcast can be accessed via phone at (877) 303-7208 or (224) 357-2389 for international participants, or at http://investor.hms.com/events.cfm.

The webcast will be archived for replay at http://investor.hms.com/events.cfm on the HMS Investor Relations website. The replay will be available beginning at approximately 11:00 AM CT / 12:00 PM ET on May 8, 2015.

The HMS form 10–Q for the period ended March 31, 2015 will be filed and available on the HMS website at http://investor.hms.com/financials.cfm on May 11, 2015 and will contain additional information about our results of operations for the quarter. This press release and the interim financial statements contained herein are also available at http://investor.hms.com/releases.cfm.

About HMS

HMS Holdings Corp., through its subsidiaries, provides coordination of benefits and payment integrity services for payers. The Company serves Medicaid programs in 45 states and the District of Columbia; commercial health plans, including Medicaid managed care, Medicare Advantage and group and individual health lines of business; federal government health agencies, including the Centers for Medicare & Medicaid Services (“CMS”) and the Veterans Health Administration; government and private employers; child support agencies; and other healthcare payers and sponsors. As a result of the Company’s services, our customers recovered billions of dollars in 2014 and saved billions more through the prevention of erroneous payments.

Non-GAAP Financial Measures

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense. EBITDA is a common measure of performance used by the capital markets to value enterprises, which the Company’s management uses in addition to measures calculated in accordance with generally accepted accounting principles (“GAAP”) to evaluate its results of operations. EBITDA is a non-GAAP financial measure and is reconciled to net income (loss), which the Company’s management believes to be the most comparable GAAP measure. Adjusted EBITDA results are calculated by adjusting GAAP income (loss) to exclude the effects of net interest expense, income taxes, depreciation and amortization and stock-based compensation expense.

This press release also includes presentations of adjusted earnings per share (“EPS”). Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of acquisition related software and intangible assets and for the related taxes for these adjustments.

Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that these non-GAAP financial measures are a common measure used by its investors and analysts to evaluate its performance. The use of these non-GAAP financial measures has limitations, and the Company’s presentation of such financial measures may be different from the presentation used by other companies, and therefore comparability may be limited. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income (loss) in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objectives and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; our ability to retain customers or the loss of one or more major customers, including through our failure to re-procure a contract or the reduction in scope or early termination of one or more of our significant contracts; our ability to effectively manage our growth to execute on our business plans; the risk that guidance may not be achieved including but not limited to the risk that we may not achieve non-Medicare margin expansion or the anticipated year over year increase in commercial revenue will not be achieved; the risk that HMS will not receive a contract award for any current or future procurement or re-procurement or that either or both may be delayed; the risk of negative or reduced growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; the risk that CMS may not support the RAC program, may change the RAC program and reduce future fees, and may require repayment of certain prior fees; our ability to retain customers or the loss of one or more major customers; customer dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our customers of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage, interruption or breach; restrictions on our ability to bid on/perform certain work due to other work we currently perform; the risks and uncertainties attendant to litigation; our ability to successfully integrate any acquisitions and the risk that such acquisitions will not result in the anticipated benefits; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; unanticipated changes in our effective tax rates; the risk  of security breaches of our technology systems and networks; the risk that our efforts to protect  intellectual property rights, confidential and proprietary information, or confidential or proprietary information of others in our possession, will not be adequate; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or customer reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations. A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is available at www.hms.com under the “Investor Relations” tab.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Any forward-looking statements are made as of the date of this press release and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Contact:

Dennis Oakes

SVP, Investor Relations

dennis.oakes@hms.com

212-857-5786

Media Contact:

Francesca Marraro

VP, Marketing and Communications

fmarraro@hms.com

212-857-5442

Source:  HMS Holdings Corp.

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2015	2014

Revenue	$110,324	$104,707

Cost of services:
Compensation	42,726	46,921
Data processing	10,045	9,224
Occupancy	4,007	3,960
Direct project costs	10,478	7,673
Other operating costs	6,738	5,483
Amortization of acquisition related software and intangible assets	7,047	7,160
Total cost of services	81,041	80,421

Selling, general and administrative expenses	21,302	16,489
Total operating expenses	102,343	96,910

Operating income	7,981	7,797

Interest expense	(1,954)	(2,079)
Interest income	11	24
Income before income taxes	6,038	5,742
Income taxes	2,516	2,389

Net income and comprehensive income	$3,522	$3,353

Basic income per common share:
Net income per common share - basic	$0.04	$0.04

Diluted income per common share:
Net income per common share - diluted	$0.04	$0.04

Weighted average shares:
Basic	88,246	87,436
Diluted	88,624	87,935

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	March 31,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$133,546	$133,116
Accounts receivable, net of allowance for doubtful accounts of $1,478 and $1,898, and estimated allowance for appeals of $5,473 and $4,824 at March 31, 2015 and December 31, 2014, respectively	166,445	157,101
Prepaid expenses	12,793	11,810
Prepaid income taxes	4,541	5,142
Deferred tax assets	5,021	7,811
Other current assets	2,588	2,639
Total current assets	324,934	317,619

Property and equipment, net	110,438	116,027
Goodwill	361,468	361,468
Intangible assets, net	69,501	74,578
Deferred financing costs, net	6,436	6,957
Other assets	4,486	4,339
Total assets	$877,263	$880,988

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$42,200	$54,549
Estimated liability for appeals	36,986	36,799
Total current liabilities	79,186	91,348

Long-term liabilities:
Revolving credit facility	197,796	197,796
Deferred tax liabilities	48,227	50,853
Deferred rent	5,648	5,037
Other liabilities	2,814	2,864
Total long-term liabilities	254,485	256,550
Total liabilities	333,671	347,898

Commitments and Contingencies

Stockholders’ equity:
Preferred stock - $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 125,000,000 shares authorized; 95,031,690 shares issued and 88,505,385 shares outstanding at March 31, 2015; 94,511,444 shares issued and 87,985,139 shares outstanding at December 31, 2014;	948	943
Capital in excess of par value	320,189	313,214
Retained earnings	267,469	263,947
Treasury stock, at cost: 6,526,305 shares at March 31, 2015 and December 31, 2014	(45,014)	(45,014)
Total stockholders’ equity	543,592	533,090
Total liabilities and stockholders’ equity	$877,263	$880,988

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2015	2014
Operating activities:
Net income and comprehensive income	$3,522	$3,353
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	8,163	8,003
Amortization of intangible assets	5,077	5,147
Amortization of deferred financing costs	521	521
Stock-based compensation expense	3,245	2,940
Excess tax benefit from exercised stock options	(1,448)	(854)
Deferred income taxes	(226)	(967)
Allowance for doubtful accounts	229	(4,159)
Loss on disposal of fixed assets	10	—
Change in fair value of contingent consideration	—	6
Changes in operating assets and liabilities:
Accounts receivable	(10,205)	(490)
Prepaid expenses	(983)	1,292
Prepaid income taxes	2,049	2,829
Other current assets	51	(42)
Other assets	(147)	(125)
Accounts payable, accrued expenses and other liabilities	(10,772)	(3,057)
Estimated liability for appeals	819	6,927
Net cash (used in) provided by operating activities	(95)	21,324

Investing activities:
Purchases of land, property and equipment	(2,513)	(4,208)
Investment in capitalized software	(721)	(649)
Net cash used in investing activities	(3,234)	(4,857)

Financing activities:
Repayment of revolving credit facility	—	(35,000)
Proceeds from exercise of stock options	3,273	2,532
Excess tax benefit from exercised stock options	1,448	854
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(596)	(1,088)
Payments on capital lease obligations	(366)	(413)
Payments on contingent consideration	—	(428)
Net cash provided by (used in) financing activities	3,759	(33,543)
Net increase (decrease) in cash and cash equivalents	430	(17,076)
Cash and cash equivalents at beginning of period	133,116	93,366
Cash and cash equivalents at end of period	$133,546	$76,290

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$656	$419
Cash paid for interest	$2,826	$1,188
Supplemental disclosure of noncash activities:
Accrued property and equipment purchases	$959	$584
Decrease in appeals liability for lost appeals offset with a reduction in accounts receivable	$632	$13,772

Certain reclassifications were made to prior period amounts to conform to the current period presentation.

HMS HOLDINGS CORP. AND SUBSIDIARIES

(in thousands, except per share amounts)

(unaudited)

Reconciliation of Net income to EBITDA and adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense (adjusted EBITDA) was $24.5 million for the first quarter of 2015, an increase of $0.6 million or 2.5% from the same period a year ago.

	Three months ended March 31,
	2015	2014
Net income	$3,522	$3,353
Net interest expense	1,943	2,055
Income taxes	2,516	2,389
Depreciation and amortization, net of deferred financing costs, included in net interest expense	13,240	13,150
Earnings before interest, taxes, depreciation and amortization (EBITDA)	21,221	20,947

Stock-based compensation expense	3,245	2,940
Adjusted EBITDA	$24,466	$23,887

Reconciliation of Net income to GAAP EPS and Adjusted EPS

As summarized in the following table, earnings per share adjusted for stock-based compensation expense and amortization of acquisition related software and intangible assets, and for the related taxes (adjusted EPS) was $0.11 for each of the first quarters of 2015 and 2014.

	Three months ended March 31,
	2015	2014
Net income	$3,522	$3,353
Stock-based compensation expense, net of tax	1,892	1,717
Amortization of acquisition related software and intangible assets, net of tax	4,108	4,181
Subtotal	$9,522	$9,251

Weighted average common shares, diluted	88,624	87,935

Diluted GAAP EPS	$0.04	$0.04
Diluted adjusted EPS	$0.11	$0.11